EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS THIRD QUARTER 2025 RESULTS
$96 million	$204 million	$0.40	$0.85
Net income	Operating net income [1]	Earnings per common share - diluted	Operating earnings per common share - diluted [1]
0

CEO Commentary
“Our third quarter performance reflects meaningful progress and growing momentum,” said Clint Stein, President and CEO. “We closed our strategic acquisition of Pacific Premier, which completes our Western footprint and enhances our ability to generate top-quartile returns. While reported results were impacted by acquisition-related items, core profitability remained strong. Customer deposit growth supported balance sheet optimization, as we organically reduced transactional loans and non-core funding. Underscoring confidence in our strategy and an outlook for continued excess capital generation, our Board of Directors authorized a $700 million share repurchase program. As we integrate new capabilities and deepen both new and existing customer relationships, we remain focused on delivering consistent, repeatable performance while positioning the company for sustainable, relationship-driven growth and capital return to our shareholders."
–Clint Stein, President and CEO of Columbia Banking System, Inc.

3Q25 HIGHLIGHTS (COMPARED TO 2Q25)

Net Interest Income and NIM	•Net interest income increased by $59 million from the prior quarter, due to one month operating as a combined company and a favorable shift into lower-cost funding sources.
•Net interest margin was 3.84%, up 9 basis points from the prior quarter, due to an increase in customer deposits and corresponding reduction in higher-cost funding sources. The net interest margin was also impacted by one month operating as a combined company in the current period.

Non-Interest Income and Expense	•Non-interest income increased by $12 million. Excluding the impact of fair value and hedges,[1] non-interest income increased by $6 million, due to one month operating as a combined company.
•Non-interest expense increased by $115 million, primarily due to merger and restructuring expense of $87 million and one month operating as a combined company.

Credit Quality	•Net charge-offs were 0.22% of average loans and leases (annualized), compared to 0.31% in the prior quarter.
•Provision expense was $70 million and driven by the acquisition of Pacific Premier.
•Non-performing assets to total assets was 0.29%, compared to 0.35% as of June 30, 2025.

Capital	•Estimated total risk-based capital ratio of 13.4% and estimated common equity tier 1 risk-based capital ratio of 11.6%.
•Declared a quarterly cash dividend of $0.36 per common share on August 15, 2025, which was paid September 15, 2025.

Notable Items	•Our third small business and retail campaign of 2026 is ongoing. Through mid-October, these campaigns have brought approximately $1.1 billion in new deposits to the bank.
•Our Board of Directors authorized the repurchase of up to $700 million of common stock under a new repurchase plan.

3Q25 KEY FINANCIAL DATA

PERFORMANCE METRICS		3Q25		2Q25		3Q24
Return on average assets		0.67%		1.19%		1.12%
Return on average common equity		6.19%		11.56%		11.36%
Return on average tangible common equity [1]		8.58%		16.03%		16.34%
Operating return on average assets [1]		1.42%		1.25%		1.10%
Operating return on average common equity [1]		13.15%		12.16%		11.15%
Operating return on average tangible common equity [1]		18.24%		16.85%		16.04%
Net interest margin		3.84%		3.75%		3.56%
Efficiency ratio		67.29%		54.29%		54.56%
Operating efficiency ratio, as adjusted [1]		52.32%		51.79%		53.89%

INCOME STATEMENT ($ in millions, excl. per share data)		3Q25		2Q25		3Q24
Net interest income		$505		$446		$430
Provision for credit losses		$70		$30		$29
Non-interest income		$77		$65		$66
Non-interest expense		$393		$278		$271
Pre-provision net revenue [1]		$189		$233		$225
Operating pre-provision net revenue [1]		$270		$242		$221
Earnings per common share - diluted		$0.40		$0.73		$0.70
Operating earnings per common share - diluted [1]		$0.85		$0.76		$0.69
Dividends paid per share		$0.36		$0.36		$0.36

BALANCE SHEET		3Q25		2Q25		3Q24
Total assets	$67.5	B	$51.9	B	$51.9	B
Loans and leases	$48.5	B	$37.6	B	$37.5	B
Deposits	$55.8	B	$41.7	B	$41.5	B
Book value per common share		$26.04		$25.41		$25.17
Tangible book value per common share [1]		$18.57		$18.47		$17.81
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4100, jacquebohlen@columbiabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Acquisition and Branding Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") closed its acquisition of Pacific Premier Bancorp, Inc. ("Pacific Premier") on August 31, 2025, elevating Columbia's deposit market share to a top-10 position in Southern California. The acquisition completes our Western footprint and strengthens our presence as a leading financial institution in the western United States. Our integration efforts are progressing smoothly, and we remain on track to integrate systems in the first quarter of 2026.

Columbia Bank began serving customers under its unified name and brand effective September 1, 2025. The strategic transition streamlines our identity across all business lines, including Columbia Wealth Advisors, Columbia Trust Company, Columbia Private Bank, and Columbia Private Trust, making it easier for customers to recognize and engage with the full breadth of our services.

Share Repurchase Authorization Announcement
Columbia’s Board of Directors has authorized the repurchase of up to $700 million of common stock under a new repurchase plan. COLB common share repurchases may be executed in the open market or through privately negotiated transactions, including under Rule 10b5-1 plans. The timing and exact amount of common share repurchases will be at the discretion of senior management and subject to various factors, including, without limitation, Columbia’s capital position, financial performance, market conditions, and regulatory considerations. The repurchase program does not obligate Columbia to purchase any particular number of shares. The authorization will expire on November 30, 2026, but may be suspended, terminated or modified by the Board at any time.

“Our excess capital position as of September 30, 2025 supports the return of additional capital to our shareholders through share repurchases,” commented Mr. Stein. “In addition, we expect to produce exceptional profitability, which will result in meaningful capital generation over the coming quarters. Even as we expand our capital return platform, we are continuing to drive organic growth as we optimize the balance sheet, in line with our commitment to enhancing long-term shareholder value.”

Net Interest Income
Net interest income was $505 million for the third quarter of 2025, up $59 million from the prior quarter. The increase largely reflects the impact of one month operating as a combined company in the current period. Lower interest expense due to a favorable shift in Columbia's funding mix also contributed to the increase.

Columbia's net interest margin was 3.84% for the third quarter of 2025, up 9 basis points from the second quarter of 2025. Net interest margin benefited from lower funding costs, due to an increase in customer deposits and corresponding reduction in higher-cost funding sources. The net interest margin was also impacted by one month operating as a combined company in the current period.

The cost of interest-bearing deposits decreased 9 basis points from the prior quarter to 2.43% for the third quarter of 2025, compared to 2.29% for the month of September and 2.20% as of September 30, 2025, reflecting our proactive management of deposit rates ahead of and following the 25-basis point reduction in the federal funds rate in mid-September and a reduction in higher-cost brokered deposits during the month. The cost of interest-bearing deposits in September also benefited from the amortization of a premium related to Pacific Premier's time deposits, which will continue through December 31, 2025 at an equivalent monthly amount. The amortization contributed $4 million to net interest income during September, and favorably impacted deposit rates. Excluding this impact, the cost of interest-bearing deposits was 2.41% for the month of September and 2.32% as of September 30, 2025.

Columbia's cost of interest-bearing liabilities decreased 13 basis points from the prior quarter to 2.65% for the third quarter of 2025, compared to 2.47% for the month of September and 2.39% as of September 30, 2025. Excluding the previously discussed premium amortization, the cost of interest-bearing liabilities was 2.58% for the month of September and 2.50% as of September 30, 2025. We expect the premium to be fully amortized by December 31, 2025. Please refer to the Q3 2025 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Non-interest Income
Non-interest income was $77 million for the third quarter of 2025, up $12 million from the prior quarter. The increase was driven by quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, due to interest rate fluctuations during the quarter, collectively resulting in a net fair value gain of $5 million in the third quarter compared to a net fair value loss of $1 million in the second quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was up $6 million2 between periods, due to one month operating as a combined company.

Non-interest Expense
Non-interest expense was $393 million for the third quarter of 2025, up $115 million from the prior quarter, due to higher merger expense and one month operating as a combined company. Excluding merger and restructuring expense and a $1 million reversal of prior FDIC assessment expense, non-interest expense was $307 million2, up $37 million from the prior quarter, as Pacific Premier contributed $34 million to the quarter's run rate. Other miscellaneous expenses also trended higher as we reinvest prior cost savings into our franchise. Please refer to the Q3 2025 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $67.5 billion as of September 30, 2025, up from $51.9 billion as of June 30, 2025, due to the addition of Pacific Premier, partially offset by balance sheet optimization activity in the quarter. Cash and cash equivalents were $2.3 billion as of September 30, 2025, up from $1.9 billion as of June 30, 2025. Including secured off-balance sheet lines of credit, total available liquidity was $26.7 billion as of September 30, 2025, representing 40% of total assets, 48% of total deposits, and 130% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $11.0 billion as of September 30, 2025, an increase of $2.4 billion relative to June 30, 2025, as securities acquired from Pacific Premier and an increase in the fair value of the portfolio was partially offset by net sales during the quarter. Please refer to the Q3 2025 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

Gross loans and leases were $48.5 billion as of September 30, 2025, an increase of $10.8 billion relative to June 30, 2025, due to the addition of Pacific Premier, partially offset by run-off in commercial development and transactional loans, as well as the transfer of $282 million in residential real estate loans to the held-for-sale portfolio. Excluding these factors, the loan portfolio was essentially unchanged between June 30, 2025 and September 30, 2025. "Our teams continue to focus on new client acquisition and relationship-building, contributing to the 19% increase in new loan originations for the current quarter compared to the prior quarter," commented Chris Merrywell, President of Columbia Bank. "We continue to prioritize balance sheet optimization and profitability, as we reduce our exposure to non-relationship loans." Please refer to the Q3 2025 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to transactional loans.

Total deposits were $55.8 billion as of September 30, 2025, an increase of $14.0 billion relative to June 30, 2025, due to the addition of Pacific Premier and organic growth in customer deposits, partially offset by lower brokered deposits. "Customer deposit growth approached $800 million organically during the quarter, reflecting new customer activity and a seasonal lift in balances," stated Mr. Merrywell. "Our focus on relationship banking directly contributed to new deposit generation in the quarter, which reduced our reliance on wholesale funding sources." Brokered deposits and borrowings were $4.8 billion as of September 30, 2025, a decrease of $1.9 billion relative to June 30, 2025. Please refer to the Q3 2025 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses ("ACL") was $492 million, or 1.01% of loans and leases, as of September 30, 2025, compared to $439 million, or 1.17% as of June 30, 2025. The $53 million increase in the ACL includes the addition of $5 million related to Pacific Premier purchased credit deteriorated ("PCD") loans, which was booked at acquisition closing and did not affect the income statement. The provision for credit losses was $70 million for the third quarter of 2025 and includes an initial provision for acquired non-PCD loans and unfunded commitments and a recalibration of our models to incorporate historical Pacific Premier data into our ACL assumptions, where applicable. Excluding these items, our provision expense was $0 for the third quarter of 20252.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Net charge-offs were 0.22% of average loans and leases (annualized) for the third quarter of 2025, compared to 0.31% for the second quarter of 2025. Net charge-offs in the FinPac portfolio were $16 million in the third quarter, compared to $14 million in the second quarter. Net charge-offs excluding the FinPac portfolio were $6 million in the third quarter, compared to $15 million in the second quarter. Non-performing assets were $199 million, or 0.29% of total assets, as of September 30, 2025, compared to $180 million, or 0.35% of total assets, as of June 30, 2025. Please refer to the Q3 2025 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $26.04 as of September 30, 2025, compared to $25.41 as of June 30, 2025. The increase reflects common shares issued and exchanged as a result of the acquisition, net capital generation from operations, and a favorable change in accumulated other comprehensive (loss) income ("AOCI") to $(268) million as of September 30, 2025, compared to $(333) million as of the prior quarter-end. The change in AOCI is due primarily to a decrease in the tax-effected net unrealized loss on available-for-sale securities to $240 million as of September 30, 2025, compared to $311 million as of June 30, 2025. Tangible book value per common share3 was $18.57 as of September 30, 2025, compared to $18.47 as of June 30, 2025. The items discussed above offset 1.7% tangible book value dilution as a result of the Pacific Premier acquisition, resulting in net tangible book value expansion during the quarter.

Columbia's estimated total risk-based capital ratio was 13.4% and its estimated common equity tier 1 risk-based capital ratio was 11.6% as of September 30, 2025, compared to 13.0% and 10.8%, respectively, as of June 30, 2025. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2025 are estimates, pending completion and filing of Columbia's regulatory reports.

Earnings Presentation and Conference Call Information
Columbia's Q3 2025 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its third quarter 2025 earnings conference call on October 30, 2025 at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its third quarter 2025 financial results. Participants may join the audiocast or register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/i6z93t5w/
Register for the call: https://register-conf.media-server.com/register/BIde1295f868b04a969240d44867cade1a
Access the replay through Columbia's investor relations page: https://www.columbiabankingsystem.com/news-market-data/event-calendar/default.aspx

About Columbia Banking System, Inc.
Columbia Banking System, Inc. (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank, an award-winning western U.S. regional bank. Columbia Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking, Small Business Administration lending, institutional and corporate banking, and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management. Learn more at www.columbiabankingsystem.com.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our acquisition of Pacific Premier (the "Transaction"), including, among others, (i) diversion of management’s attention from ongoing business operations and opportunities, (ii) cost savings and any revenue or expense synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, (iii) deposit attrition, customer or employee loss, and/or revenue loss as a result of the Transaction, and (iv) shareholder litigation that could negatively impact our business and operations; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in millions, shares in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$619	$564	$553	$572	$589	10%	5%
Interest and dividends on investments:
Taxable	89	80	69	75	76	11%	17%
Exempt from federal income tax	8	7	7	7	7	14%	14%
Dividends	4	3	3	3	2	33%	100%
Temporary investments and interest bearing deposits	20	16	16	19	25	25%	(20)%
Total interest income	740	670	648	676	699	10%	6%
Interest expense:
Deposits	195	180	177	189	208	8%	(6)%
Securities sold under agreement to repurchase and federal funds purchased	1	1	1	1	1	—%	—%
Borrowings	30	35	36	40	50	(14)%	(40)%
Junior and other subordinated debentures	9	8	9	9	10	13%	(10)%
Total interest expense	235	224	223	239	269	5%	(13)%
Net interest income	505	446	425	437	430	13%	17%
Provision for credit losses	70	30	27	28	29	133%	141%
Non-interest income:
Service charges on deposits	21	20	19	18	18	5%	17%
Card-based fees	15	14	13	15	15	7%	—%
Financial services and trust revenue	9	6	5	5	5	50%	80%
Residential mortgage banking revenue, net	7	8	9	7	7	(13)%	—%
Gain (loss) on investment securities, net	2	—	2	(1)	2	nm	—%
Loss on loan and lease sales, net	—	—	—	(2)	—	nm	nm
Gain (loss) on loans held for investment, at fair value	4	—	7	(7)	9	nm	(56)%
BOLI income	6	5	5	5	5	20%	20%
Other income	13	12	6	10	5	8%	160%
Total non-interest income	77	65	66	50	66	18%	17%
Non-interest expense:
Salaries and employee benefits	171	155	145	142	147	10%	16%
Occupancy and equipment, net	54	47	48	47	45	15%	20%
Intangible amortization	31	26	28	29	29	19%	7%
FDIC assessments	8	8	8	8	9	—%	(11)%
Merger and restructuring expense	87	8	14	2	2	nm	nm
Legal settlement	—	—	55	—	—	nm	nm
Other expenses	42	34	42	39	39	24%	8%
Total non-interest expense	393	278	340	267	271	41%	45%
Income before provision for income taxes	119	203	124	192	196	(41)%	(39)%
Provision for income taxes	23	51	37	49	50	(55)%	(54)%
Net income	$96	$152	$87	$143	$146	(37)%	(34)%

Weighted average basic shares outstanding (in thousands)	237,838	209,125	208,800	208,548	208,545	14%	14%
Weighted average diluted shares outstanding (in thousands)	238,925	209,975	210,023	209,889	209,454	14%	14%
Earnings per common share – basic	$0.40	$0.73	$0.41	$0.69	$0.70	(45)%	(43)%
Earnings per common share – diluted	$0.40	$0.73	$0.41	$0.68	$0.70	(45)%	(43)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Nine Months Ended		% Change
($ in millions, shares in thousands)	Sep 30, 2025	Sep 30, 2024	Year over Year
Interest income:
Loans and leases	$1,736	$1,748	(1)%
Interest and dividends on investments:
Taxable	238	230	3%
Exempt from federal income tax	22	21	5%
Dividends	10	9	11%
Temporary investments and interest bearing deposits	52	71	(27)%
Total interest income	2,058	2,079	(1)%
Interest expense:
Deposits	552	614	(10)%
Securities sold under agreement to repurchase and federal funds purchased	3	4	(25)%
Borrowings	101	150	(33)%
Junior and other subordinated debentures	26	30	(13)%
Total interest expense	682	798	(15)%
Net interest income	1,376	1,281	7%
Provision for credit losses	127	78	63%
Non-interest income:
Service charges on deposits	60	53	13%
Card-based fees	42	42	—%
Financial services and trust revenue	20	15	33%
Residential mortgage banking revenue, net	24	17	41%
Gain on investment securities, net	4	1	300%
Loss on loan and lease sales, net	—	(1)	nm
Gain (loss) on loans held for investment, at fair value	11	(3)	nm
BOLI income	16	14	14%
Other income	31	23	35%
Total non-interest income	208	161	29%
Non-interest expense:
Salaries and employee benefits	471	447	5%
Occupancy and equipment, net	149	135	10%
Intangible amortization	85	90	(6)%
FDIC assessments	24	33	(27)%
Merger and restructuring expense	109	21	419%
Legal settlement	55	—	nm
Other expenses	118	112	5%
Total non-interest expense	1,011	838	21%
Income before provision for income taxes	446	526	(15)%
Provision for income taxes	111	136	(18)%
Net income	$335	$390	(14)%

Weighted average basic shares outstanding (in thousands)	218,694	208,435	5%
Weighted average diluted shares outstanding (in thousands)	219,712	209,137	5%
Earnings per common share – basic	$1.53	$1.87	(18)%
Earnings per common share – diluted	$1.53	$1.87	(18)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in millions, shares in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$535	$608	$591	$497	$591	(12)%	(9)%
Interest-bearing cash and temporary investments	1,808	1,334	1,481	1,382	1,520	36%	19%
Investment securities:
Equity and other, at fair value	112	93	92	78	80	20%	40%
Available for sale, at fair value	11,013	8,653	8,229	8,275	8,677	27%	27%
Held to maturity, at amortized cost	18	2	2	2	2	nm	nm
Loans held for sale	340	66	65	72	67	415%	407%
Loans and leases	48,462	37,637	37,616	37,681	37,503	29%	29%
Allowance for credit losses on loans and leases	(473)	(421)	(421)	(425)	(420)	12%	13%
Net loans and leases	47,989	37,216	37,195	37,256	37,083	29%	29%
Restricted equity securities	119	161	125	150	116	(26)%	3%
Premises and equipment, net	416	357	345	349	338	17%	23%
Operating lease right-of-use assets	156	110	107	111	106	42%	47%
Goodwill	1,481	1,029	1,029	1,029	1,029	44%	44%
Other intangible assets, net	754	430	456	484	513	75%	47%
Residential mortgage servicing rights, at fair value	101	103	106	108	102	(2)%	(1)%
Bank-owned life insurance	1,199	705	701	694	691	70%	74%
Deferred tax asset, net	392	299	311	359	286	31%	37%
Other assets	1,063	735	684	730	708	45%	50%
Total assets	$67,496	$51,901	$51,519	$51,576	$51,909	30%	30%
Liabilities:
Deposits
Non-interest-bearing	$17,810	$13,220	$13,414	$13,308	$13,534	35%	32%
Interest-bearing	37,961	28,523	28,804	28,413	27,981	33%	36%
Total deposits	55,771	41,743	42,218	41,721	41,515	34%	34%
Securities sold under agreements to repurchase	167	191	192	237	184	(13)%	(9)%
Borrowings	2,300	3,350	2,550	3,100	3,650	(31)%	(37)%
Junior subordinated debentures, at fair value	331	323	321	331	312	2%	6%
Junior and other subordinated debentures, at amortized cost	107	108	108	108	108	(1)%	(1)%
Operating lease liabilities	168	125	121	126	121	34%	39%
Other liabilities	862	719	771	835	745	20%	16%
Total liabilities	59,706	46,559	46,281	46,458	46,635	28%	28%
Shareholders' equity:
Common stock	8,189	5,826	5,823	5,817	5,812	41%	41%
Accumulated deficit	(131)	(151)	(227)	(237)	(304)	(13)%	(57)%
Accumulated other comprehensive loss	(268)	(333)	(358)	(462)	(234)	(20)%	15%
Total shareholders' equity	7,790	5,342	5,238	5,118	5,274	46%	48%
Total liabilities and shareholders' equity	$67,496	$51,901	$51,519	$51,576	$51,909	30%	30%

Common shares outstanding at period end (in thousands)	299,147	210,213	210,112	209,536	209,532	42%	43%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.36	—%	—%
Book value	$26.04	$25.41	$24.93	$24.43	$25.17	2%	3%
Tangible book value (1)	$18.57	$18.47	$17.86	$17.20	$17.81	1%	4%

Performance Ratios:
Efficiency ratio (2)	67.29%	54.29%	69.06%	54.61%	54.56%	13.00	12.73
Non-interest expense to average assets (1)	2.74%	2.16%	2.68%	2.06%	2.08%	0.58	0.66
Return on average assets ("ROAA")	0.67%	1.19%	0.68%	1.10%	1.12%	(0.52)	(0.45)
Pre-provision net revenue ("PPNR") ROAA (1)	1.32%	1.81%	1.19%	1.70%	1.72%	(0.49)	(0.40)
Return on average common equity	6.19%	11.56%	6.73%	10.91%	11.36%	(5.37)	(5.17)
Return on average tangible common equity (1)	8.58%	16.03%	9.45%	15.41%	16.34%	(7.45)	(7.76)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	52.32%	51.79%	55.11%	52.51%	53.89%	0.53	(1.57)
Operating non-interest expense to average assets (1)	2.14%	2.10%	2.13%	2.03%	2.05%	0.04	0.09
Operating ROAA (1)	1.42%	1.25%	1.10%	1.15%	1.10%	0.17	0.32
Operating PPNR ROAA (1)	1.89%	1.88%	1.67%	1.77%	1.69%	0.01	0.20
Operating return on average common equity (1)	13.15%	12.16%	10.87%	11.40%	11.15%	0.99	2.00
Operating return on average tangible common equity (1)	18.24%	16.85%	15.26%	16.11%	16.04%	1.39	2.20

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.96%	6.00%	5.92%	6.05%	6.22%	(0.04)	(0.26)
Yield on earning assets (2)	5.62%	5.62%	5.49%	5.63%	5.78%	—	(0.16)
Cost of interest bearing deposits	2.43%	2.52%	2.52%	2.66%	2.95%	(0.09)	(0.52)
Cost of interest bearing liabilities	2.65%	2.78%	2.80%	2.98%	3.29%	(0.13)	(0.64)
Cost of total deposits	1.66%	1.73%	1.72%	1.80%	1.99%	(0.07)	(0.33)
Cost of total funding (3)	1.87%	1.98%	1.99%	2.09%	2.32%	(0.11)	(0.45)
Net interest margin (2)	3.84%	3.75%	3.60%	3.64%	3.56%	0.09	0.28
Average interest bearing cash / Average interest earning assets	3.41%	2.97%	3.13%	3.29%	3.74%	0.44	(0.33)
Average loans and leases / Average interest earning assets	78.39%	78.64%	78.93%	78.42%	77.91%	(0.25)	0.48
Average loans and leases / Average total deposits	88.39%	90.07%	90.36%	89.77%	90.42%	(1.68)	(2.03)
Average non-interest bearing deposits / Average total deposits	31.41%	31.39%	31.75%	32.45%	32.52%	0.02	(1.11)
Average total deposits / Average total funding (3)	93.47%	91.92%	91.86%	91.88%	90.25%	1.55	3.22

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.40%	0.47%	0.47%	0.44%	0.44%	(0.07)	(0.04)
Non-performing assets to total assets	0.29%	0.35%	0.35%	0.33%	0.32%	(0.06)	(0.03)
Allowance for credit losses to loans and leases	1.01%	1.17%	1.17%	1.17%	1.17%	(0.16)	(0.16)
Total risk-based capital ratio (4)	13.4%	13.0%	12.9%	12.8%	12.5%	0.40	0.90
Common equity tier 1 risk-based capital ratio (4)	11.6%	10.8%	10.6%	10.5%	10.3%	0.80	1.30

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = total deposits + total borrowings.
(4) Estimated holding company ratios.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2025	Sep 30, 2024	Year over Year
Per Common Share Data:
Dividends	$1.08	$1.08	—%

Performance Ratios:
Efficiency ratio (2)	63.66%	57.99%	5.67
Non-interest expense to average assets (1)	2.54%	2.15%	0.39
Return on average assets	0.84%	1.00%	(0.16)
PPNR ROAA (1)	1.44%	1.55%	(0.11)
Return on average common equity	8.06%	10.42%	(2.36)
Return on average tangible common equity (1)	11.22%	15.27%	(4.05)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	53.07%	54.80%	(1.73)
Operating non-interest expense to average assets (1)	2.12%	2.07%	0.05
Operating ROAA (1)	1.26%	1.07%	0.19
Operating PPNR ROAA (1)	1.81%	1.65%	0.16
Operating return on average common equity (1)	12.10%	11.17%	0.93
Operating return on average tangible common equity (1)	16.85%	16.36%	0.49

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.96%	6.18%	(0.22)
Yield on earning assets (2)	5.58%	5.76%	(0.18)
Cost of interest bearing deposits	2.49%	2.93%	(0.44)
Cost of interest bearing liabilities	2.74%	3.28%	(0.54)
Cost of total deposits	1.70%	1.97%	(0.27)
Cost of total funding (3)	1.94%	2.31%	(0.37)
Net interest margin (2)	3.73%	3.55%	0.18
Average interest bearing cash / Average interest earning assets	3.18%	3.61%	(0.43)
Average loans and leases / Average interest earning assets	78.64%	78.02%	0.62
Average loans and leases / Average total deposits	89.55%	90.48%	(0.93)
Average non-interest bearing deposits / Average total deposits	31.51%	32.78%	(1.27)
Average total deposits / Average total funding (3)	92.46%	90.16%	2.30

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term	$8,444	$6,190	$6,179	$6,278	$6,392	36%	32%
Owner occupied term	7,361	5,320	5,303	5,270	5,210	38%	41%
Multifamily	10,377	5,735	5,831	5,804	5,780	81%	80%
Construction & development	2,071	2,070	2,071	1,983	1,989	—%	4%
Residential development	367	286	252	232	245	28%	50%
Commercial:
Term	6,590	5,353	5,490	5,538	5,429	23%	21%
Lines of credit & other	3,582	2,951	2,754	2,770	2,641	21%	36%
Leases & equipment finance	1,614	1,641	1,644	1,661	1,670	(2)%	(3)%
Residential:
Mortgage	5,722	5,830	5,878	5,933	5,945	(2)%	(4)%
Home equity loans & lines	2,153	2,083	2,039	2,032	2,017	3%	7%
Consumer & other	181	178	175	180	185	2%	(2)%
Total loans and leases, net of deferred fees and costs	$48,462	$37,637	$37,616	$37,681	$37,503	29%	29%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term	18%	16%	16%	17%	17%
Owner occupied term	15%	14%	14%	14%	14%
Multifamily	21%	15%	15%	15%	15%
Construction & development	4%	6%	6%	5%	5%
Residential development	1%	1%	1%	1%	1%
Commercial:
Term	14%	14%	15%	15%	15%
Lines of credit & other	7%	8%	7%	7%	7%
Leases & equipment finance	3%	4%	4%	4%	4%
Residential:
Mortgage	12%	15%	16%	16%	16%
Home equity loans & lines	4%	6%	5%	5%	5%
Consumer & other	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$17,810	$13,220	$13,414	$13,308	$13,534	35%	32%
Demand, interest bearing	11,675	8,335	8,494	8,476	8,445	40%	38%
Money market	16,816	11,694	11,971	11,475	11,351	44%	48%
Savings	2,504	2,276	2,337	2,360	2,451	10%	2%
Time	6,966	6,218	6,002	6,102	5,734	12%	21%
Total	$55,771	$41,743	$42,218	$41,721	$41,515	34%	34%

Total core deposits (1)	$51,535	$37,294	$38,079	$37,488	$37,775	38%	36%

Deposit mix:
Demand, non-interest bearing	32%	32%	32%	32%	33%
Demand, interest bearing	21%	20%	20%	20%	20%
Money market	30%	28%	28%	27%	27%
Savings	5%	5%	6%	6%	6%
Time	12%	15%	14%	15%	14%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate	$53	$31	$42	$39	$37	71%	43%
Commercial	67	67	80	57	62	0%	8%
Total loans and leases on non-accrual status	120	98	122	96	99	22%	21%
Loans and leases past due 90+ days and accruing: (2)
Commercial	5	5	—	5	6	0%	(17)%
Residential (2)	71	74	53	66	61	(4)%	16%
Total loans and leases past due 90+ days and accruing (2)	76	79	53	71	67	(4)%	13%
Total non-performing loans and leases (1), (2)	196	177	175	167	166	11%	18%
Other real estate owned	3	3	3	3	2	0%	50%
Total non-performing assets (1), (2)	$199	$180	$178	$170	$168	11%	18%

Loans and leases past due 31-89 days	$85	$142	$158	$105	$67	(40)%	27%
Loans and leases past due 31-89 days to total loans and leases	0.18%	0.38%	0.42%	0.28%	0.18%	(0.20)	—
Non-performing loans and leases to total loans and leases (1), (2)	0.40%	0.47%	0.47%	0.44%	0.44%	(0.07)	(0.04)
Non-performing assets to total assets (1), (2)	0.29%	0.35%	0.35%	0.33%	0.32%	(0.06)	(0.03)
Non-accrual loans and leases to total loan and leases (2)	0.25%	0.26%	0.33%	0.26%	0.26%	(0.01)	(0.01)

(1) Non-accrual and 90+ days past due loans include government guarantees of $70 million, $68 million, $67 million, $74 million, and $66 million at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $2 million, $2 million, $3 million, $2 million, and $4 million at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$421	$421	$425	$420	$419	0%	0%
Initial ACL recorded for PCD loans acquired during the period	5	—	—	—	—	nm	nm
Provision for credit losses on loans and leases	69	29	26	30	31	138%	123%
Charge-offs
Commercial real estate	(3)	—	—	(3)	—	nm	nm
Commercial	(22)	(33)	(33)	(26)	(33)	(33)%	(33)%
Residential	—	—	(1)	—	(1)	nm	nm
Consumer & other	(2)	(1)	(1)	(1)	(1)	100%	100%
Total charge-offs	(27)	(34)	(35)	(30)	(35)	(21)%	(23)%
Recoveries
Commercial	4	5	4	4	5	(20)%	(20)%
Consumer & other	1	—	1	1	—	nm	nm
Total recoveries	5	5	5	5	5	0%	0%
Net (charge-offs) recoveries
Commercial real estate	(3)	—	—	(3)	—	nm	nm
Commercial	(18)	(28)	(29)	(22)	(28)	(36)%	(36)%
Residential	—	—	(1)	—	(1)	nm	nm
Consumer & other	(1)	(1)	—	—	(1)	0%	0%
Total net charge-offs	(22)	(29)	(30)	(25)	(30)	(24)%	(27)%
Balance, end of period	$473	$421	$421	$425	$420	12%	13%
Reserve for unfunded commitments
Balance, beginning of period	$18	$17	$16	$18	$20	6%	(10)%
Provision (recapture) for credit losses on unfunded commitments	1	1	1	(2)	(2)	0%	nm
Balance, end of period	19	18	17	16	18	6%	6%
Total Allowance for credit losses (ACL)	$492	$439	$438	$441	$438	12%	12%

Net charge-offs to average loans and leases (annualized)	0.22%	0.31%	0.32%	0.27%	0.31%	(0.09)	(0.09)
Recoveries to gross charge-offs	18.52%	15.19%	14.05%	15.23%	16.76%	3.33	1.76
ACLLL to loans and leases	0.98%	1.12%	1.12%	1.13%	1.12%	(0.14)	(0.14)
ACL to loans and leases	1.01%	1.17%	1.17%	1.17%	1.17%	(0.16)	(0.16)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Nine Months Ended		% Change
($ in millions)	Sep 30, 2025	Sep 30, 2024	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$425	$441	(4)%
Initial ACL recorded for PCD loans acquired during the period	5	—	nm
Provision for credit losses on loans and leases	124	83	49%
Charge-offs
Commercial real estate	(3)	(1)	200%
Commercial	(88)	(113)	(22)%
Residential	(1)	(2)	(50)%
Consumer & other	(4)	(5)	(20)%
Total charge-offs	(96)	(121)	(21)%
Recoveries
Commercial real estate	—	1	(100)%
Commercial	13	14	(7)%
Residential	—	1	(100)%
Consumer & other	2	1	100%
Total recoveries	15	17	(12)%
Net (charge-offs) recoveries
Commercial real estate	(3)	—	nm
Commercial	(75)	(99)	(24)%
Residential	(1)	(1)	0%
Consumer & other	(2)	(4)	(50)%
Total net charge-offs	(81)	(104)	(22)%
Balance, end of period	$473	$420	13%
Reserve for unfunded commitments
Balance, beginning of period	$16	$23	(30)%
Provision (recapture) for credit losses on unfunded commitments	3	(5)	nm
Balance, end of period	19	18	6%
Total Allowance for credit losses (ACL)	$492	$438	12%

Net charge-offs to average loans and leases (annualized)	0.28%	0.37%	(0.09)
Recoveries to gross charge-offs	15.63%	14.37%	1.26

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$80	$1	7.14%	$67	$1	6.66%	$68	$1	6.62%
Loans and leases (1)	41,164	618	5.96%	37,648	563	6.00%	37,544	588	6.22%
Taxable securities	8,523	93	4.35%	7,937	83	4.22%	7,943	78	3.97%
Non-taxable securities (2)	950	10	4.26%	798	8	3.95%	828	8	3.78%
Temporary investments and interest-bearing cash	1,793	20	4.40%	1,421	16	4.46%	1,802	25	5.45%
Total interest-earning assets (1), (2)	52,510	$742	5.62%	47,871	$671	5.62%	48,185	$700	5.78%
Goodwill and other intangible assets	1,719			1,472			1,560
Other assets	2,594			2,209			2,264
Total assets	$56,823			$51,552			$52,009
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$9,630	$53	2.17%	$8,480	$48	2.28%	$8,313	$57	2.74%
Money market deposits	13,476	83	2.46%	11,783	72	2.46%	11,085	78	2.80%
Savings deposits	2,358	1	0.16%	2,287	1	0.13%	2,480	1	0.17%
Time deposits	6,481	58	3.57%	6,126	59	3.85%	6,141	72	4.65%
Total interest-bearing deposits	31,945	195	2.43%	28,676	180	2.52%	28,019	208	2.95%
Repurchase agreements and federal funds purchased	176	1	2.15%	186	1	2.06%	195	1	2.29%
Borrowings	2,648	30	4.54%	3,058	35	4.53%	3,874	50	5.10%
Junior and other subordinated debentures	430	9	7.99%	428	8	8.05%	417	10	9.43%
Total interest-bearing liabilities	35,199	$235	2.65%	32,348	$224	2.78%	32,505	$269	3.29%
Non-interest-bearing deposits	14,627			13,123			13,500
Other liabilities	840			794			885
Total liabilities	50,666			46,265			46,890
Common equity	6,157			5,287			5,119
Total liabilities and shareholders' equity	$56,823			$51,552			$52,009
NET INTEREST INCOME (2)		$507			$447			$431
NET INTEREST SPREAD (2)			2.97%			2.84%			2.49%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.84%			3.75%			3.56%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $2 million for the three months ended September 30, 2025, as compared to $1 million for the three months ended June 30, 2025 and $1 million for the three months ended September 30, 2024.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Nine Months Ended
	September 30, 2025			September 30, 2024
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$69	$3	6.74%	$67	$3	6.56%
Loans and leases (1)	38,843	1,733	5.96%	37,601	1,745	6.18%
Taxable securities	8,053	248	4.11%	7,954	239	4.01%
Non-taxable securities (2)	856	26	4.04%	835	24	3.77%
Temporary investments and interest-bearing cash	1,570	52	4.44%	1,738	71	5.48%
Total interest-earning assets (1), (2)	49,391	$2,062	5.58%	48,195	$2,082	5.76%
Goodwill and other intangible assets	1,565			1,589
Other assets	2,340			2,241
Total assets	$53,296			$52,025
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,832	$147	2.23%	$8,166	$162	2.66%
Money market deposits	12,295	225	2.44%	10,850	227	2.79%
Savings deposits	2,332	2	0.13%	2,574	3	0.14%
Time deposits	6,249	178	3.81%	6,345	222	4.67%
Total interest-bearing deposits	29,708	552	2.49%	27,935	614	2.93%
Repurchase agreements and federal funds purchased	192	3	2.09%	217	4	2.40%
Borrowings	2,913	101	4.63%	3,898	150	5.15%
Junior and other subordinated debentures	432	26	7.99%	419	30	9.44%
Total interest-bearing liabilities	33,245	$682	2.74%	32,469	$798	3.28%
Non-interest-bearing deposits	13,668			13,622
Other liabilities	826			929
Total liabilities	47,739			47,020
Common equity	5,557			5,005
Total liabilities and shareholders' equity	$53,296			$52,025
NET INTEREST INCOME (2)		$1,380			$1,284
NET INTEREST SPREAD (2)			2.84%			2.48%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.73%			3.55%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $4 million for the nine months ended September 30, 2025, as compared to $3 million for the same period in 2024.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					%
($ in millions)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$5	$5	$4	$5	$5	—%	—%
Servicing	5	6	6	6	6	(17)%	(17)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	—	(2)	(1)	7	(6)	nm	nm
MSR hedge gain (loss)	—	2	3	(8)	5	(100)%	(100)%
Total	$7	$8	$9	$7	$7	(13)%	—%

Closed loan volume for sale	$166	$164	$136	$175	$161	1%	3%
Gain on sale margin	3.01%	2.77%	3.23%	2.58%	3.24%	0.24	-0.23

Residential mortgage servicing rights:
Balance, beginning of period	$103	$106	$108	$102	$110	(3)%	(6)%
Additions for new MSR capitalized	1	2	2	2	1	(50)%	—%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	—	(2)	(1)	7	(6)	nm	nm
Balance, end of period	$101	$103	$106	$108	$102	(2)%	(1)%

Residential mortgage loans serviced for others	$7,797	$7,852	$7,888	$7,939	$7,966	(1)%	(2)%
MSR as % of serviced portfolio	1.30%	1.31%	1.34%	1.36%	1.28%	(0.01)	0.02

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Nine Months Ended		% Change
($ in millions)	Sep 30, 2025	Sep 30, 2024	Year over Year
Residential mortgage banking revenue:
Origination and sale	$14	$11	27%
Servicing	17	18	(6)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(9)	(9)	0%
Changes due to valuation inputs or assumptions	(3)	(2)	50%
MSR hedge gain (loss)	5	(1)	nm
Total	$24	$17	41%

Closed loan volume for sale	$466	$389	20%
Gain on sale margin	3.00%	2.98%	0.02

Residential mortgage servicing rights:
Balance, beginning of period	$108	$109	(1)%
Additions for new MSR capitalized	5	4	25%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(9)	(9)	0%
Changes due to valuation inputs or assumptions	(3)	(2)	50%
Balance, end of period	$101	$102	(1)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc. Purchase Price Allocation (1)
(Unaudited)
($ in millions)	August 31, 2025
Purchase price consideration
Fair value of common shares issued and exchanged		$2,355
Total consideration		$2,355
Fair value of assets acquired:
Cash and due from banks	$874
Investment securities	2,828
Loans held for sale	1
Loans and leases	11,382
Restricted equity securities	98
Premises and equipment	53
Other intangible assets	355
Deferred tax assets	132
Other assets	889
Total assets acquired	$16,612
Fair value of liabilities assumed:
Deposits	$14,542
Other liabilities	167
Total liabilities assumed	$14,709
Net assets acquired		$1,903
Goodwill		$452

(1) The estimates of fair value were recorded based on initial valuations available at August 31, 2025 and these estimates, including initial accounting for deferred taxes, were considered preliminary as of September 30, 2025 and subject to adjustment for up to one year after the acquisition date.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
Tangible Capital, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, shares in thousands)		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Total shareholders' equity	a	$7,790	$5,342	$5,238	$5,118	$5,274	46%	48%
Less: Goodwill		1,481	1,029	1,029	1,029	1,029	44%	44%
Less: Other intangible assets, net		754	430	456	484	513	75%	47%
Tangible common shareholders' equity	b	$5,555	$3,883	$3,753	$3,605	$3,732	43%	49%

Total assets	c	$67,496	$51,901	$51,519	$51,576	$51,909	30%	30%
Less: Goodwill		1,481	1,029	1,029	1,029	1,029	44%	44%
Less: Other intangible assets, net		754	430	456	484	513	75%	47%
Tangible assets	d	$65,261	$50,442	$50,034	$50,063	$50,367	29%	30%
Common shares outstanding at period end (in thousands)	e	299,147	210,213	210,112	209,536	209,532	42%	43%

Total shareholders' equity to total assets ratio	a / c	11.54%	10.29%	10.17%	9.92%	10.16%	1.25	1.38
Tangible common equity to tangible assets ratio	b / d	8.51%	7.70%	7.50%	7.20%	7.41%	0.81	1.10
Book value per common share	a / e	$26.04	$25.41	$24.93	$24.43	$25.17	2%	3%
Tangible book value per common share	b / e	$18.57	$18.47	$17.86	$17.20	$17.81	1%	4%

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain (loss) on investment securities, net		$2	$—	$2	$(1)	$2	nm	—%
(Loss) gain on swap derivatives		(1)	(1)	(1)	3	(3)	—%	(67)%
Gain (loss) on loans held for investment, at fair value		4	—	7	(7)	9	nm	(56)%
Change in fair value of MSR due to valuation inputs or assumptions		—	(2)	(1)	7	(6)	nm	nm
MSR hedge gain (loss)		—	2	3	(8)	5	(100)%	(100)%
Total non-interest income adjustments	a	$5	$(1)	$10	$(6)	$7	nm	(29)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$87	$8	$14	$2	$2	nm	nm
Exit and disposal costs		—	—	1	1	1	nm	(100)%
FDIC special assessment		(1)	—	—	—	—	nm	nm
Legal settlement		—	—	55	—	—	nm	nm
Total non-interest expense adjustments	b	$86	$8	$70	$3	$3	nm	nm

Net interest income	c	$505	$446	$425	$437	$430	13%	17%

Non-interest income (GAAP)	d	$77	$65	$66	$50	$66	18%	17%
Less: Non-interest income adjustments	a	(5)	1	(10)	6	(7)	nm	(29)%
Operating non-interest income (non-GAAP)	e	$72	$66	$56	$56	$59	9%	22%

Revenue (GAAP)	f=c+d	$582	$511	$491	$487	$496	14%	17%
Operating revenue (non-GAAP)	g=c+e	$577	$512	$481	$493	$489	13%	18%

Non-interest expense (GAAP)	h	$393	$278	$340	$267	$271	41%	45%
Less: Non-interest expense adjustments	b	(86)	(8)	(70)	(3)	(3)	nm	nm
Operating non-interest expense (non-GAAP)	i	$307	$270	$270	$264	$268	14%	15%

Net income (GAAP)	j	$96	$152	$87	$143	$146	(37)%	(34)%
Provision for income taxes		23	51	37	49	50	(55)%	(54)%
Income before provision for income taxes		119	203	124	192	196	(41)%	(39)%
Provision for credit losses		70	30	27	28	29	133%	141%
Pre-provision net revenue (PPNR) (non-GAAP)	k	189	233	151	220	225	(19)%	(16)%
Less: Non-interest income adjustments	a	(5)	1	(10)	6	(7)	nm	(29)%
Add: Non-interest expense adjustments	b	86	8	70	3	3	nm	nm
Operating PPNR (non-GAAP)	l	$270	$242	$211	$229	$221	12%	22%

Net income (GAAP)	j	$96	$152	$87	$143	$146	(37)%	(34)%
Day 1 acquisition provision expense		70	—	—	—	—	nm	nm
Less: Non-interest income adjustments	a	(5)	1	(10)	6	(7)	nm	(29)%
Add: Non-interest expense adjustments	b	86	8	70	3	3	nm	nm
Tax effect of adjustments		(43)	(1)	(8)	(2)	1	nm	nm
Operating net income (non-GAAP)	m	$204	$160	$139	$150	$143	28%	43%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, shares in thousands)		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Average assets	n	$56,823	$51,552	$51,453	$51,588	$52,009	10%	9%
Less: Average goodwill and other intangible assets, net		1,719	1,472	1,502	1,528	1,560	17%	10%
Average tangible assets	o	$55,104	$50,080	$49,951	$50,060	$50,449	10%	9%

Average common shareholders' equity	p	$6,157	$5,287	$5,217	$5,226	$5,119	16%	20%
Less: Average goodwill and other intangible assets, net		1,719	1,472	1,502	1,528	1,560	17%	10%
Average tangible common equity	q	$4,438	$3,815	$3,715	$3,698	$3,559	16%	25%

Weighted average basic shares outstanding (in thousands)	r	237,838	209,125	208,800	208,548	208,545	14%	14%
Weighted average diluted shares outstanding (in thousands)	s	238,925	209,975	210,023	209,889	209,454	14%	14%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$0.40	$0.73	$0.41	$0.69	$0.70	(45)%	(43)%
Earnings per share - diluted	j / s	$0.40	$0.73	$0.41	$0.68	$0.70	(45)%	(43)%
Efficiency ratio (1)	h / f	67.29%	54.29%	69.06%	54.61%	54.56%	13.00	12.73
Non-interest expense to average assets	h / n	2.74%	2.16%	2.68%	2.06%	2.08%	0.58	0.66
Return on average assets	j / n	0.67%	1.19%	0.68%	1.10%	1.12%	(0.52)	(0.45)
Return on average tangible assets	j / o	0.69%	1.22%	0.70%	1.14%	1.15%	(0.53)	(0.46)
PPNR return on average assets	k / n	1.32%	1.81%	1.19%	1.70%	1.72%	(0.49)	(0.40)
Return on average common equity	j / p	6.19%	11.56%	6.73%	10.91%	11.36%	(5.37)	(5.17)
Return on average tangible common equity	j / q	8.58%	16.03%	9.45%	15.41%	16.34%	(7.45)	(7.76)

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$0.86	$0.77	$0.67	$0.72	$0.69	12%	25%
Operating earnings per share - diluted	m / s	$0.85	$0.76	$0.67	$0.71	$0.69	12%	23%
Operating efficiency ratio, as adjusted (1)	u / y	52.32%	51.79%	55.11%	52.51%	53.89%	0.53	(1.57)
Operating non-interest expense to average assets	i / n	2.14%	2.10%	2.13%	2.03%	2.05%	0.04	0.09
Operating return on average assets	m / n	1.42%	1.25%	1.10%	1.15%	1.10%	0.17	0.32
Operating return on average tangible assets	m / o	1.47%	1.28%	1.13%	1.19%	1.13%	0.19	0.34
Operating PPNR return on average assets	l / n	1.89%	1.88%	1.67%	1.77%	1.69%	0.01	0.20
Operating return on average common equity	m / p	13.15%	12.16%	10.87%	11.40%	11.15%	0.99	2.00
Operating return on average tangible common equity	m / q	18.24%	16.85%	15.26%	16.11%	16.04%	1.39	2.20

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$393	$278	$340	$267	$271	41%	45%
Less: Non-interest expense adjustments	b	(86)	(8)	(70)	(3)	(3)	nm	nm
Operating non-interest expense (non-GAAP)	i	307	270	270	264	268	14%	15%
Less: B&O taxes	t	(3)	(3)	(3)	(4)	(3)	—%	—%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$304	$267	$267	$260	$265	14%	15%

Net interest income (tax equivalent) (1)	v	$507	$447	$426	$438	$431	13%	18%
Non-interest income (GAAP)	d	77	65	66	50	66	18%	17%
Add: BOLI tax equivalent adjustment (1)	w	2	2	1	1	1	—%	100%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	586	514	493	489	498	14%	18%
Less: Non-interest income adjustments	a	(5)	1	(10)	6	(7)	nm	(29)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$581	$515	$483	$495	$491	13%	18%

Efficiency ratio (1)	h / f	67.29%	54.29%	69.06%	54.61%	54.56%	13.00	12.73
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	52.32%	51.79%	55.11%	52.51%	53.89%	0.53	(1.57)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Nine Months Ended		% Change
($ in millions)		Sep 30, 2025	Sep 30, 2024	Year over Year
Non-Interest Income Adjustments
Gain on investment securities, net		$4	$1	300%
(Loss) gain on swap derivatives		(3)	(2)	50%
Gain (loss) on loans held for investment, at fair value		11	(3)	nm
Change in fair value of MSR due to valuation inputs or assumptions		(3)	(2)	50%
MSR hedge loss		5	(1)	nm
Total non-interest income adjustments	a	$14	$(7)	nm

Non-Interest Expense Adjustments
Merger and restructuring expense		$109	$21	419%
Exit and disposal costs		1	3	(67)%
FDIC special assessment		(1)	6	(117)%
Legal settlement		55	—	nm
Total non-interest expense adjustments	b	$164	$30	447%

Net interest income	c	$1,376	$1,281	7%

Non-interest income (GAAP)	d	$208	$161	29%
Less: Non-interest income adjustments	a	(14)	7	(300)%
Operating non-interest income (non-GAAP)	e	$194	$168	15%

Revenue (GAAP)	f=c+d	$1,584	$1,442	10%
Operating revenue (non-GAAP)	g=c+e	$1,570	$1,449	8%

Non-interest expense (GAAP)	h	$1,011	$838	21%
Less: Non-interest expense adjustments	b	(164)	(30)	447%
Operating non-interest expense (non-GAAP)	i	$847	$808	5%

Net income (GAAP)	j	$335	$390	(14)%
Provision for income taxes		111	136	(18)%
Income before provision for income taxes		446	526	(15)%
Provision for credit losses		127	78	63%
Pre-provision net revenue (PPNR) (non-GAAP)	k	573	604	(5)%
Less: Non-interest income adjustments	a	(14)	7	(300)%
Add: Non-interest expense adjustments	b	164	30	447%
Operating PPNR (non-GAAP)	l	$723	$641	13%

Net income (GAAP)	j	$335	$390	(14)%
Day 1 acquisition provision expense		70	—	nm
Less: Non-interest income adjustments	a	(14)	7	(300)%
Add: Non-interest expense adjustments	b	164	30	447%
Tax effect of adjustments		(52)	(9)	478%
Operating net income (non-GAAP)	m	$503	$418	20%
nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Nine Months Ended		% Change
($ in millions, shares in thousands)		Sep 30, 2025	Sep 30, 2024	Year over Year
Average assets	n	$53,296	$52,025	2%
Less: Average goodwill and other intangible assets, net		1,565	1,589	(2)%
Average tangible assets	o	$51,731	$50,436	3%

Average common shareholders' equity	p	$5,557	$5,005	11%
Less: Average goodwill and other intangible assets, net		1,565	1,589	(2)%
Average tangible common equity	q	$3,992	$3,416	17%

Weighted average basic shares outstanding	r	218,694	208,435	5%
Weighted average diluted shares outstanding	s	219,712	209,137	5%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$1.53	$1.87	(18)%
Earnings per share - diluted	j / s	$1.53	$1.87	(18)%
Efficiency ratio (1)	h / f	63.66%	57.99%	5.67
Non-interest expense to average assets	h/n	2.54%	2.15%	0.39
Return on average assets	j / n	0.84%	1.00%	(0.16)
Return on average tangible assets	j / o	0.87%	1.03%	(0.16)
PPNR return on average assets	k/n	1.44%	1.55%	(0.11)
Return on average common equity	j / p	8.06%	10.42%	(2.36)
Return on average tangible common equity	j / q	11.22%	15.27%	(4.05)

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$2.30	$2.01	14%
Operating earnings per share - diluted	m / s	$2.29	$2.00	15%
Operating efficiency ratio, as adjusted (1)	u / y	53.07%	54.80%	(1.73)
Operating non-interest expense to average assets	i/n	2.12%	2.07%	0.05
Operating return on average assets	m / n	1.26%	1.07%	0.19
Operating return on average tangible assets	m / o	1.30%	1.11%	0.19
Operating PPNR return on average assets	l / n	1.81%	1.65%	0.16
Operating return on average common equity	m / p	12.10%	11.17%	0.93
Operating return on average tangible common equity	m / q	16.85%	16.36%	0.49

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Third Quarter 2025 Results
October 30, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Nine Months Ended		% change
($ in millions)		Sep 30, 2025	Sep 30, 2024	Year over Year
Non-interest expense (GAAP)	h	$1,011	$838	21%
Less: Non-interest expense adjustments	b	(164)	(30)	447%
Operating non-interest expense (non-GAAP)	i	847	808	5%
Less: B&O taxes	t	(9)	(10)	(10)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$838	$798	5%

Net interest income (tax equivalent) (1)	v	$1,380	$1,284	7%
Non-interest income (GAAP)	d	208	161	29%
Add: BOLI tax equivalent adjustment (1)	w	5	4	25%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	1,593	1,449	10%
Less: Non-interest income adjustments	a	(14)	7	(300)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$1,579	$1,456	8%

Efficiency ratio (1)	h /f	63.66%	57.99%	5.67
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	53.07%	54.80%	(1.73)

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.